UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2019

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1200 Prospect Street, Suite 525 La Jolla, CA 92037

(Address of Principal Executive Offices) (Zip Code)

(858) 964 3720

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INMB	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

On October 16, 2019, INmune Bio, Inc. (the “Company”) published a press release (the “Press Release”) announcing that the Company will conduct a poster presentation (the “Presentation”) related to the Company’s program on Alzheimer’s disease at the upcoming Society for Neuroscience 49th Annual Meeting (the “Meeting”), to be held from October 19 through October 23, 2019 at McCormick Place in Chicago. In addition, the Company announced that this presentation has been selected for inclusion during the Meeting’s press conference. On October 21, 2019, the Company published a press release (the “Second Release”) announcing that Dr. Malú Tansey presented data showing that use of the Company’s lead compound, XPro1595, appears to lower the risk of Alzheimer’s disease in mice fed with dies high in fat and fructose; Dr. Tansey was the lead speaker at the Meeting on October 21, 2019.

A copy of the Press Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. A copy of the Presentation is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. A copy of the Second Release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K. Exhibits 99.1, 99.2 and 99.3 shall not be deemed “filed” for purposed of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	INmune Bio Press Release dated October 16, 2019
99.2	INmune Presentation
99.3	INmune Bio Press Release dated October 21, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: October 21, 2019	By:	/s/ David Moss
David Moss
Chief Financial Officer

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